UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 6, 2016
Date of Report (Date of earliest event reported)

SHORETEL, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 6, 2016, ShoreTel, Inc. (“ShoreTel”) completed its previously announced acquisition of Corvisa LLC (“Corvisa”) pursuant to the terms of a Membership Interest Purchase Agreement dated as of December 21, 2015 (the “Agreement”) by and among ShoreTel, Novation Companies, Inc. (“Parent”) and Corvisa Services LLC (“Seller”).  The acquisition was accomplished by ShoreTel’s purchase of all of the outstanding membership interests of Corvisa from Seller (the “Purchase”).

ShoreTel acquired all of the outstanding membership interests of Corvisa for approximately $8.4 million in cash (the “Consideration”) payable to Seller, subject to adjustment pursuant to a customary post-closing net working capital adjustment procedure. $1,020,000 of the Consideration will be held in escrow as partial security for the indemnification obligations of Parent and Seller and $350,000 of the Consideration will be held in escrow as partial security for the post-closing net working capital adjustment.

The description contained in Item 2.01 of certain terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Financial statements for Corvisa will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on 8-K is required to be filed.

(b)	Pro Forma Financial Information. Pro Forma financial information reflecting the effect of the Purchase will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1*	Membership Interest Purchase Agreement by and among ShoreTel, Parent and Seller, dated as of December 21, 2015.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ShoreTel hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShoreTel, Inc.

Date:	January 6, 2016	By:	/s/ Allen Seto
Name: Allen Seto
Title: VP and General Counsel

EXHIBIT INDEX

Number	Description
2.1	Membership Interest Purchase Agreement by and among ShoreTel, Parent and Seller, dated as of December 21, 2015.*

*	Schedules and exhibits have been omitted pursuant to Regulation S-K Item 601(b)(2). ShoreTel hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.